Exhibit 10.5

_______ __, 2021

Astrea Acquisition Corp.

55 Ocean Lane Drive, Apt. 3021

Key Biscayne, FL 33149

Gentlemen:

Astrea Acquisition Corp. (“Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”).

Astrea Acquisition Sponsor LLC (the “Sponsor”) hereby commits to purchase an aggregate of 430,000 units of the Corporation (“Initial Placement Units”), each Placement Unit currently intended to consist of one share of common stock, par value $0.0001 per share (“Common Stock”), of the Corporation, and one-half of one redeemable warrant (“Warrants”), each whole Warrant entitling the holder to purchase one share of Common Stock, at a purchase price of $10.00 per Initial Placement Unit, for an aggregate purchase price of $4,300,000 (the “Initial Purchase Price”). Additionally, if the underwriters in the IPO exercise their over-allotment option in full or in part, the Sponsor further commits to purchase up to an additional 45,000 units (“Additional Placement Units” and together with the Initial Placement Units, the “Placement Units”) at a purchase price of $10.00 per Additional Placement Unit, for an aggregate additional purchase price of up to $450,000 (the “Over-Allotment Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”). At least 24 hours prior to the effective date (“Effective Date”) of the Corporation’s registration statement filed in connection with the IPO (“Registration Statement”), the Sponsor will cause the full Purchase Price to be delivered to Graubard Miller, counsel for the Corporation (“Counsel”), by wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Corporation consummates the IPO.

The consummation of the purchase and issuance of the Initial Placement Units and Additional Placement Units (if any) shall occur simultaneously with the consummation of the IPO and over-allotment option, respectively. Simultaneously with the consummation of the IPO, Counsel shall deposit the Initial Purchase Price, without interest or deduction, into the trust account (“Trust Account”) established by the Corporation for the benefit of the Corporation’s public stockholders as described in the Registration Statement. Simultaneously with the consummation of all or any part of the over-allotment option, Counsel shall deposit the pro-rata portion of the Over-Allotment Purchase Price, based upon the amount of the over-allotment option that has been exercised, without interest or deduction, into the Trust Account. Upon expiration of the over-allotment option, Counsel shall return any unused portion of the Over-Allotment Purchase Price to the Sponsor. If the Corporation does not complete the IPO within fourteen (14) days from the Effective Date, the Purchase Price (without interest or deduction) will be returned to the Sponsor.

Each of the Corporation and the Sponsor acknowledges and agrees that Counsel is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Placement Units and Counsel’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price for the Placement Units as described above. Counsel shall not be liable to the Corporation or the Sponsor or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless Counsel has acted in a manner constituting gross negligence or willful misconduct. The Corporation and the Sponsor, jointly and severally, shall indemnify Counsel against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. Counsel may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Placement Units will be identical to the units sold by the Corporation in the IPO, except that:

●	the Sponsor agrees to vote the shares of Common Stock included in the Placement Units (the “Placement Shares”) in favor of any proposed Business Combination;

●	until such time as the Corporation has completed its initial Business Combination the Sponsor agrees not to seek conversion rights, or seek to sell such shares in any tender offer, with respect to any Placement Shares;

●	the Placement Units and underlying securities will not be transferable until after the completion of a Business Combination, except (i) to officers, directors, consultants or affiliates of the Sponsor or the Corporation, (ii) to the Sponsor’s stockholders, partners or members upon the Sponsor’s liquidation, (iii) by bona fide gift to a member of the Sponsor’s immediate family or to a trust, the beneficiary of which is a Sponsor or a member of a Sponsor’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death of a Sponsor, (v) pursuant to a qualified domestic relations order binding on a Sponsor, (vi) to the Corporation for no value for cancellation in connection with the consummation of a Business Combination or (vii) by private sales made at or prior to the consummation of a Business Combination at prices no greater than the price at which the Placement Units were originally purchased; provided, however, that except for clause (vi) or with the Corporation’s prior written consent, such permitted transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms of the transfer restrictions herein;

●	the Placement Units (and underlying securities) will have customary registration rights, which shall be described in the Registration Statement;

●	the Warrants included in the Placement Units (“Placement Warrants”) will not be redeemable and will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees;

●	the Sponsor will not participate in any liquidation distribution with respect to the Placement Shares (but will participate in liquidation distributions with respect to any units or shares of Common Stock purchased by the Sponsor in the IPO or in the open market after the IPO) if the Corporation fails to consummate a Business Combination; and

●	the Placement Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The Sponsor hereby represents and warrants that:

(a)	it has been advised that the Placement Units have not been registered under the Securities Act;

(b)	it is acquiring the Placement Units and underlying securities for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Placement Units (or underlying securities) in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Corporation;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes the legal, valid and binding obligation of the Sponsor and is enforceable against it.

Remainder of this Page Intentionally Left Blank

Very truly yours,

ASTREA ACQUISITION SPONSOR LLC

By:
Name:
Title:

Accepted and Agreed:

ASTREA ACQUISITION CORP.

By:
	Name:	Felipe Gonzalez
	Title:	Chief Executive Officer

Graubard miller

(solely with respect to its obligations to hold

and disburse monies for the Placement Units)

By:
Name:
Title:

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